Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

OPTC - Q1 2009 Optelecom-NKF Earnings Conference Call

Event Date/Time: May. 13. 2009 / 10:00AM ET

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May. 13. 2009 / 10:00AM ET, OPTC - Q1 2009 Optelecom-NKF Earnings Conference Call

CORPORATE PARTICIPANTS

Ed Ludwig

Optelecom-NKF - Chairman & CEO

Steve Tamburo

Optelecom-NKF - CFO

Dave Patterson

Optelecom-NKF - President

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first quarter 2009 Optelecom-NKF earnings conference call. My name is Eric, I will be your audio coordinator for today. At this time all participants are in a listen-only mode. We will facilitate the question-and-answer session at the end of the presentation. (Operator Instructions).

I would like to turn the presentation over to your host Mr. Ed Ludwig, Chairman and CEO. Please proceed.

Ed Ludwig  — Optelecom-NKF - Chairman & CEO

Thanks, Eric. Good morning, and welcome to our Optelecom-NKF first quarter 2009 earnings conference call. I’m Ed Ludwig, Chairman and CEO. With me today are Steve Tamburo, our CFO, and Dave Patterson, our President. Steve, please recite our Safe Harbor disclosure.

Steve Tamburo  — Optelecom-NKF - CFO

Any forward-looking statements made during today’s call are subject to risks and uncertainties. You should not place undue reliance on forward-looking statements and these statements speak only as of the date they are made. Factors that could materially change the Company’s current forward-looking assumptions are detailed in our form 10-K, and subsequent reports on file with the SEC. We also refer to a non-GAAP financial measure in our press release. Reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure can be found within our recent earnings press release.

Ed Ludwig  — Optelecom-NKF - Chairman & CEO

Thanks, Steve. Once again, welcome to our 2009 first quarter conference call. We will discuss today the primary performance metrics we saw in our first quarter and tell you what we’re seeing in our major markets. We will also spend some time looking at long-term drivers of demand, which we covered to some extent during the 2008 year-end conference call, and we still believe are applicable today.

During the quarter, our new President, Dave Patterson, joined our team, and immediately began a virtual total immersion program to become familiar with our organization, our business practices, and our customer base. He and I traveled to the Netherlands to meet Tom Overwign, our COO and his staff, and to become familiar with our operations at our facility in Europe. I feel he is off to a strong start. Dave will share some of his thoughts and impressions with you in a few minutes.

We’ve seen difficult quarters before, and our experience tells us business will get better in time, as a shareholder myself, I know it can test your patience. But I’m confident we’re on the right track, based on feedback from discussions with current customers, and visits we’ve had with prospective customers. Throughout the quarter, and indeed on a continuous basis, we evaluated our operating environment and continued to gather a wide array of both internal and external data to support our operating investment decisions. I can say that as a result of that evaluation, that we continue to see opportunities for companies like Optelecom-NKF, companies that can differentiate themselves to superior product and service offerings, on time delivery and strong customer relationships. Again, Dave will have some comments about this process in a few minutes.

In these times, cost controls are extremely important. We continue to manage our business to reduce expenses where we can, while optimizing our ability to deliver the products and services our customers want. We are aggressively driving further initiatives that will expand our market reach, while containing our overall cost structure. When comparing this quarter with the first quarter of 2008, we find a very different economic environment. While there are hints of recession early last year, sub prime was not even a household word, and the global economy was holding its own. This year, we face considerable head winds in our first quarter, as reflected in our operating results. While the economy led to a longer-than-anticipated sales cycle, we don’t believe this is permanent. We see many project opportunities as being delayed, not canceled. We expect these projects will be supported because the market areas we address are exactly where a significant portion of the federal government’s stimulus funding is aimed.

As always, we will continue to focus on the broader goal of improving sales. Clearly, we still have more work to do in these areas to improve our operating results.

Steve, let’s review those results.

Steve Tamburo  — Optelecom-NKF - CFO

Thanks, Ed. As Ed indicated, we’re disappointed in the first quarter results, but before Dave Patterson talks about the actions we’re taking, let me take a minute to explain the current numbers. Revenue in the first quarter was $8.6 million. This is a drop from the first quarter of 2008, as we faced resistance in the overall economy, combined with revenue reductions from foreign currency translation, and we saw a slowing of our legacy fiberoptic product sales. International revenue this quarter was based on a US dollar which averaged $1.31 versus the Euro, in the first quarter ‘08, the average was a much higher $1.50, leaving us with a large negative impact on sales of about $900,000 this period. Stated simply, this is almost half the revenue decline in the recent quarter, and we expect that foreign currency translation will continue to impact our reported revenue.

Also impacting our sales is an ongoing and expected decline in the market for legacy fiberoptic-based products and this is in favor of our new video over IP products. Sales of fiberoptic products declined 29% during the first quarter. Fortunately, the Company has planned for this change, and we made significant investments developing a full line of IP products. We also had an impact from seasonality as we have generally lower levels of revenue in the first half of the year, compared to the second half of the year. The second half revenue has been higher in each of the last five years. Nevertheless, the decline in revenue for the current quarter led us to a net loss of $765,000, or minus $0.21 per share.

On a positive note, we experienced continued demand for our video over IP products, as sales were up 10%, even with the significant decline in the foreign currency translation. Our IP sales, when we exclude the FX, would have increased about 20%.

While IP revenues are led by sales of our encoders and decoders, the largest percent increase this quarter was from very strong sales of our network video recorders. NVR sales were driven by our involvement in a major highway project in France. Our INVR compact and elite series provided reliable video storage solutions as an essential part of video surveillance systems.

Also, the Company controlled the costs in this difficult economic environment with a decrease in overall operating expense of about 5%. We were helped by FX rates in the first quarter of ‘09, but the first quarter of ‘09 expenses are lower than any quarter during 2008. This decline was led by a 7% reduction in our general and admin expenses.

We’re also proactively pursuing refinancing of our debt facilities, but we have cash on hand, so we’re focused on our subordinated debt which comes due in early 2010. And as a reminder, we completed a reduction in force at year end where we eliminated costs in mature fiberoptic product areas. This allowed the Company to maintain its investment in the video over IP market as we continue development of new products and sales channels.

And with that, I will turn the call back to Ed.

Ed Ludwig  — Optelecom-NKF - Chairman & CEO

Thanks, Steve. On the first day Dave Patterson came on board in early March, he has been extremely busy examining the inner working of Optelecom-NKF. He has been a man in perpetual motion, meeting with members of our team at home and overseas and reaching out to meet with customers and with many of the folks we would like to be doing business with. I have asked Dave to share with you today some of his thoughts and experiences as he has been hard at work charting the Company’s future course. Dave?

Dave Patterson  — Optelecom-NKF - President

Thanks, Ed. And good morning, everyone. I’m excited to participate in this call. While our company has experienced impacts from the current state of the global economy, I share Ed’s measured optimism regarding our long term business prospects. In the next few minutes, I would like to outline my initial perspectives on our company. In the annual shareholder meeting in April, I had an opportunity to speak with a group assembled, and I covered the following points. First, why I am here at Optelecom-NKF. Secondly, what I have observed thus far. Third, where we want to go as a company. And then finally, how we will get there.

In our corporate presentations and trade shows, we provide an answer to the question why Optelecom-NKF. Several reasons are provided for customers to consider as they evaluate us as their supplier of video surveillance solutions. These are also important things for our shareholders to know as well. First, we have a clear vision, which I have found shared among our employees. Secondly, our solutions are based upon an open technology architecture, which enables them to interface with other systems. Also, Optelecom-NKF is very customer-focused, which was acknowledged in an independent survey conducted in 2008. And finally, we also have extreme depth of expertise associated with video technology and networking, which can be very valuable in the design proposal and post-sales support phases of projects. Many of these attributes attracted me to Optelecom-NKF. Also, my experience in the industrial and government markets reinforced the potential for our industry to address the challenges faced by those responsible for the safety and security of both people and property around the world. A unique characteristic of Optelecom-NKF is that these attributes have been retained and enhanced throughout the history of the company. I view this as a testament to the resolve of the leadership and employees to remain true to what makes this company a special place. I appreciate this fact and I will make every effort to retain these positive attributes as we grow.

In my first nine weeks with the company, I have had the opportunity to meet most employees based in the US and Europe, including most of our regional sales managers. Additionally, I participated in the ISD west trade show, and I’ve spoken with many in my professional network to introduce them to Optelecom-NKF. I cannot imagine a better slate of activities to become oriented to the Company and its capabilities. Our leadership team has provided support to me to ensure that I had the chance to come up to speed as quickly as possible.

Our Company has a strong foundation of integrity, the right products, and we enjoy significant customer loyalty. However, our primary challenge is a lack of market exposure and customer awareness particularly in the Americas. Our leadership team met recently to develop the framework for an updated strategic plan focused on revenue growth and profitability. I was very encouraged about the insight, flexibility, and vision displayed by our leadership team as we challenged ourselves to objectively evaluate every aspect of our company and the markets we serve. We have great people in this Company, loyal customers and a differentiated portfolio of knowledge covering video over both fiber and IP. I am confident that we will work smarter to leverage our strengths and charting a course for sustainable growth in revenues, while generating the profitability expected by our shareholders.

Given that the strong foundation exists across all functional areas of the company, I will continue to dedicate a significant amount of my time and energy toward a revenue growth throughout 2009. While taking on broader responsibilities upon Ed Ludwig’s retirement from daily activities later this year. So my specific areas of focus throughout the balance of 2009 will include the introduction of Optelecom-NKF to my professional network. This involves many companies within the industrial or critical infrastructure and government markets. I’m using a multi-level relationship development approach, which encompasses the C-level at the customer down through further management and ultimately to the technology centers. My primary objective is to convert these contacts to contracts and ultimately to purchase orders. We will also focus on the leveraging our current product portfolio. For example, we will seek to drive new sales by concentrating on winning a role in providing our video surveillance and networking expertise on active contract vehicles held by prime contractors to the US federal government. These may include single award programs that include physical security scope, as well as indefinite delivery, and indefinite quantity or IDIQ, contracts and other types. Meanwhile though, we will continue to strengthen our market channels through system integrators, distributors and resellers. Our traffic server offering is a differentiated solution that offers customers the ability to utilize video analytics to effectively monitor and manage high volume continuous flow environments and I am very excited about this solution.

In closing, I would like to reference a comment, a quote. Edwin Land, Founder of Polaroid and Inventor of the instant camera is credited with saying, “if you are able to state the problem, then the problem can be solved.” From my perspective, we have only one significant business issue at Optelecom-NKF, and that is our ability to increase sales. There are several factors that have contributed to our performance to date, but one singular objective going forward. So with a clear focus on achieving this goal, while maintaining our strengths in the other areas, I’m confident that we will find the ways to accomplish a successful transformation in our sales performance going forward.

So I will look forward to addressing your questions this morning, and in speaking with you, on future conference calls, as we reflect our progress. Ed?

Ed Ludwig  — Optelecom-NKF - Chairman & CEO

Thanks, Dave. I’m delighted we have someone of Dave’s caliber leading the management team. You now have a sense of why we recruited him to succeed me and why there are good reasons to look to the future with continued optimism. In spite of the recent upheaval in the world’s business environment, we feel there remains a strong demand for the products, services and solutions that Optelecom-NKF offers. We fully intend to aggressively pursue these opportunities and develop additional relationships with new customers under Dave’s leadership.

Okay, Eric, can we open the line for questions now please?

QUESTION AND ANSWER

Operator

Thank you. (Operator Instructions). It appears we have no audio questions at this time.

Ed Ludwig  — Optelecom-NKF - Chairman & CEO

Okay. Eric. Well, thanks, everyone for listening to our conference call. We will look forward to talking to you again in about three months and we can talk about the second quarter at that time. So have a great day.

Operator

Thank you for your participation in today’s conference. This concludes our presentation. You may now disconnect. Have a good day.

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